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                                   EXHIBIT 7.

                       CONSENT OF BRENDA D. SNEED, ESQ.

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                             Transamerica Letterhead



April 29, 2002


Transamerica Life Insurance Company

4333 Edgewood Road, NE
Cedar Rapids, Iowa  52499

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in the Post-Effective Amendment No. 4 to the Registration Statement on Form S-6 (File No. 333-86231; 811-9115) for the Transamerica Life Insurance Company Legacy Builder Variable Life Separate Account, as filed with the Securities and Exchange Commission.



/s/ BRENDA D. SNEED
---------------------------
Brenda D. Sneed
Assistant General Counsel